November 1, 1994




Mr.  ______________
Showboat, Inc.
2800 Fremont Street
Las Vegas, Nevada

          Re:  Severance Agreement

Dear Mr. ______________:

           Showboat, Inc. (the "Company" ) believes that it is in the best interest of its stockholders and the Company to foster the continuous employment of key management personnel. In this connection, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management personnel, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.

           Although a change of control in the Company is not contemplated, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company.

           In order to induce you to remain in the employ of the Company and in consideration of your agreements set forth in Subsection 2(b) hereof, the Company agrees that you shall receive the severance benefits set forth in this letter agreement (this "Agreement") in the event your employment with the Company terminates subsequent to a "Change in Control of the Company" (as defined in Section 2 hereof) under the circumstances described below.

           1. Term of Agreement. The term of this Agreement shall commence on November 1, 1994 and shall continue in effect through December 31, 1994; provided, however, that commencing on January 1, 1995 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year; provided, further, if a Change in Control of the Company shall have occurred during the original or extended term of this Agreement, this Agreement shall automatically continue in effect for a period of twenty-four (24) months beyond the month in which such Change in Control of the Company occurred.

          2.    Change in Control.

                (a) No benefit shall be payable to you hereunder unless there shall have been a Change in Control of the Company, as set forth below. For purposes of this Agreement, a "Change in Control of the Company" shall be deemed to have occurred if any of the events in Subsections (2)(a)(i), (ii) or (iii) occur:

                 (i)     Any "person" (as such term is used in
     Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than an employee benefit plan of the Company, or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the Company's then outstanding voting securities carrying the right to vote in elections of persons to the Board, regardless of comparative voting power of such voting securities, and regardless of whether or not the Board shall have approved such Change in Control of the Company; or

                (ii)     During  any  period  of  two   (2)
     consecutive  years (not including any period  prior  to  the
     execution  of  this  Agreement),  individuals  who  at   the
     beginning of such period constitute the Board and any new director (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clauses (i) or (iii) of this subsection) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was

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

     previously so approved, cease for any reason to constitute a majority thereof; or

                (iii)    The  holders of securities  of  the
     Company entitled to vote thereon approve the following:

                (A)    A merger or consolidation
          of the Company with any other corporation regardless of which entity is the surviving company, other than a merger or consolidation which would result in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the Company s then outstanding voting securities carrying the right to vote in elections of persons to the Board, or such securities of such surviving entity outstanding immediately after such merger or consolidation, or

               (B) A plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                (b)  For purposes of this Agreement, a "Potential
Change in Control of the Company" shall be deemed to have occurred if the following occur:

                     (i)     The Company enters into an agreement
     or letter of intent, the consummation of which would result in the occurrence of a Change in Control of the Company;

                     (ii)     Any person (including the  Company)
     publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company;

                     (iii)    Any person, other than an  employee
     benefit plan of the Company, or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.9% or more of the Company's then outstanding voting securities carrying the right to vote in elections of persons to the

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

     Board increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof; or

                     (iv)    The Board adopts a resolution to the
     effect  that,  for purposes of this Agreement,  a  Potential
     Change in Control of the Company has occurred.


You agree that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control of the Company, you will remain in the employ of the Company until the earliest of (w) a date which is six (6) months from the occurrence of such Potential Change in Control of the Company;
(x) the date of occurrence of a Change in Control of the Company;
(y) the date of termination by you of your employment for Good Reason or by reason of death, Disability or Retirement (at your normal retirement age), as defined in Subsection 3(a); or (z) the termination by the Company of your employment for any reason.

           3. Termination Following Change in Control. If any of the events described in Subsection 2(a) hereof constituting a Change in Control of the Company shall have occurred, you shall be entitled to the benefits provided in Subsection 4(c) hereof upon the subsequent termination of your employment (whether or not such termination is by you by voluntary resignation) during the term of this Agreement unless such termination is (x) because of your death, Disability or Retirement, (y) by the Company for Cause, or (z) by you other than for Good Reason. For the purposes of this Agreement, any reference to termination of employment with the Company includes any subsidiary of the Company by which you are employed at the date of any Potential Change in Control or Change in Control of the Company.

                (a) Disability; Retirement. If, as a result of your incapacity due to physical or mental illness, you shall have been absent from the full-time performance of your duties with the Company for six (6) consecutive months, and within thirty
(30) days after written notice of termination is given you shall not have returned to the full-time performance of your duties, your employment may be terminated for "Disability." Termination by the Company or you of your employment based on "Retirement" shall mean termination at age 65 (or later) with ten years of service or retirement in accordance with any retirement contract

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

between the Company and you, including, but not limited to, the Supplemental Executive Retirement Plan.

                (b) Cause. Termination by the Company of your employment for "Cause" shall mean termination upon your engaging in willful and continued misconduct, or your willful and continued failure to substantially perform your duties with the Company (other than due to physical or mental illness), if such failure or misconduct is materially damaging or materially detrimental to the business and operations of the Company, provided that you shall have received written notice of such failure or misconduct and shall have continued to engage in such failure or misconduct after thirty (30) days following receipt of such notice from the Board, which notice specifically identifies the manner in which the Board believes that you have engaged in such failure or misconduct. For purposes of this subsection, no act, or failure to act, on your part shall be deemed willful unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you failed to substantially perform your duties or of misconduct in accordance with the first sentence of this subsection, and of continuing such failure to substantially perform your duties or misconduct as aforesaid after notice from the board, and specifying the particulars thereof in detail.

                (c) Voluntary Resignation. After a Change in Control of the Company and for purposes of receiving the benefits provided in Subsection 4(c) hereof, you shall be entitled to terminate your employment for any reason whatsoever by voluntary resignation given at any time during one (1) year following the occurrence of a Change in Control of the Company hereunder ("voluntary resignation"). Such voluntary resignation shall not be deemed a breach of any employment contract between you and the Company.

                (d)   Good  Reason.   You shall  be  entitled  to
terminate your employment for Good Reason.  For purposes of  this

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

Agreement, "Good Reason" shall mean, without your express written consent, the occurrence following a Change in Control of the Company of any of the following circumstances unless, in the case of Subsections 3(d)(i), (v), (vi), (vii) or (viii), such circumstances are fully corrected prior to the Date of Termination (as defined in Subsection 3(f)) specified in the Notice of Termination (as defined in Subsection 3(e)) given in respect thereof:

                     (i)      The assignment to you of any duties
     inconsistent with the position in the Company that you held immediately prior to the Change in Control of the Company, or a significant adverse alteration in the nature or status of your responsibilities or the conditions of your employment from those in effect immediately prior to such Change in Control of the Company;

                     (ii)     A reduction by the Company in  your
     annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all management personnel of the Company and all management personnel of any person in control of the Company;

                     (iii)    The  relocation  of  the  Company's
     offices at which you are principally employed immediately prior to the date of the Change in Control of the Company to a location more than 25 miles from such location or the Company's requiring you to be based anywhere other than the Company's offices at such location except for required travel on the Company's business to an extent substantially consistent with your present business travel obligations;

                     (iv)    The failure by the Company to pay to
     you any portion of your current compensation or to pay to you any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due;

                      (v)      The  failure  by  the  Company  to
     continue in effect any material compensation or benefit plan in which you participate immediately prior to the Change in Control of the Company, unless an equitable arrangement (embodied in an on-going substitute or alternative plan) has been made with respect to such plan, or the failure by the

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

     Company to continue your participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed at the time of the Change in Control of the Company.

                      (vi)     The  failure  by  the  Company  to
     continue to provide you with benefits substantially similar to those enjoyed by you under any of the Company's life insurance, medical, health and accident, or disability plans in which you were participating at the time of the Change in Control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control of the Company;

                     (vii)   The failure of the Company to obtain
     a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section
     5 hereof; or

                     (viii)   Any purported termination  of  your
     employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection 3(e) (and, if applicable, the requirements of Subsection 3(b)), which purported termination shall not be effective for purposes of this Agreement.

Your right to terminate your employment pursuant to this subsection shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

                 (e)    Notice  of  Termination.   Any  purported
termination of your employment by the Company or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 6 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail

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

the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

                (f) Date of Termination. "Date of Termination" shall mean:

                     (i)     If your employment is terminated for
     Disability thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such thirty day period), and

                     (ii)     If  your  employment is  terminated
     pursuant to Subsections 3(b), (c) or (d) above or for any other reason (other than Disability), the date specified in the Notice of Termination (which, in the case of a termination pursuant to Subsection 3(b) above shall not be less than thirty (30) days from the date such Notice of Termination is given, and in the case of a termination pursuant to Subsections 3(c) or 3(d) shall not be less than fifteen (15) nor more than sixty (60) days from the date such Notice of Termination is given;

provided that if within fifteen (15) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected; provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay you your full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue you as a participant in all compensation, bonus, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this subsection. Amounts paid under this subsection are in

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

addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

          4. Compensation Upon Termination or During Disability Following a Change of Control. Following a Change in Control of the Company, as defined in Subsection 2(a), upon termination of your employment or during a period of Disability, you shall be entitled to the following benefits

                (a) During any period that you fail to perform your full-time duties with the Company as a result of incapacity due to physical or mental illness, you shall continue to receive your base salary at the rate in effect at the commencement of any such period, together with all compensation payable to you under any compensation or benefit plan of the Company during such period, until this Agreement is terminated pursuant to Subsection 3(a) hereof. Thereafter, or in the event your employment shall be terminated for Retirement, or by reason of your death, your benefits shall be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs, subject to Subsection 4(e) hereof.

               (b) If your employment shall be terminated by the Company for Cause, the Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Company at the time such payments are due, and the Company shall have no further obligations to you under this Agreement.

                (c) If your employment by the Company shall be terminated (y) by the Company other than for Cause, Retirement or Disability or (z) by you for Good Reason or by voluntary resignation, then you shall be entitled to the benefits provided below:

                     (i)      The Company shall pay you your full
     base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation or benefit plan of the Company, at the time such payments are due;

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

                     (ii)      In  lieu  of  any  further  salary
     payments to you for periods subsequent to the Date of Termination, the Company shall pay as severance pay to you a lump sum severance payment equal to (w) 200% of your annual salary as in effect as of the Date of Termination or immediately prior to the Change in Control of the Company, whichever is greater, if your employment was terminated by the Company other than for Cause, Retirement or Disability, or by you for Good Reason, or (x) 100% of your annual salary as in effect as of the Date of Termination or immediately prior to the Change in Control, whichever is greater, if you terminate your employment for any reason other than for a Good Reason; and (y) 200% of the average bonuses awarded to you by the Company for the three (3) fiscal years preceding the Date of Termination, if your employment was terminated by the Company other than for Cause, Retirement or Disability, or by you for Good Reason, or (z) 100% of the average bonuses awarded to you by the Company for the three
     (3) fiscal years preceding the Date of Termination, if your employment was terminated by you for other than a Good Reason. If you were not employed by the Company or its affiliates during the entire three (3) fiscal years preceding the Date of Termination, then such average shall be the average of your annual bonuses for the complete fiscal years (if any) and partial fiscal year (if any) during which you were so employed; provided that the amount for any such partial fiscal year shall be an annualized amount based on the amount of annual bonus paid to you during the partial fiscal year.

                  (iii)     The Company shall also pay to you the
     amounts of any compensation or awards payable to you or due to you in respect of any period preceding the Date of Termination under any incentive compensation or other benefit plan of the Company and under any agreements with you in connection therewith, and shall make any other payments and take any other actions provided for in such plans and agreements.

                    (iv) In the event that your employment with the Company is terminated by you following a Change in Control for a Good Reason as specified in Subsection 3(d) or by the Company for other than death, Disability, Retirement or Cause, then a period of two (2) years from the date of the Change in Control shall be included in the definition of "service" for calculation of benefits under the Supplemental Executive Retirement Plan, if applicable. In the event that you terminate your employment by voluntary resignation following a Change in Control of the Company in accordance with Subsection 3(c), then a period of one (1) year from the date of the Change in Control of the Company shall be included in the definition of "service" for calculation of benefits under the Supplemental Executive Retirement Plan, if applicable. The two or one year period detailed above shall be referred to as the Severance Period."

                    (v) The Company shall also pay to you all legal fees and expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder).

                   (vi) In the event that you become entitled to the payments (the "Severance Payments") provided under Subsections 4(c)(ii) and (iii) above (and Sections 4(d) and 4(e) below), and the Severance Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code, you may elect to reduce your severance to an amount which is $1.00 below the amount which would require you to pay the Excise Tax.

               (d) If your employment shall be terminated (y) by the Company other than for Cause, Retirement or Disability or (z) by you for Good Reason or by voluntarily resignation, then for and throughout the Severance Period, the Company shall arrange to provide you with life, disability, accident and health insurance benefits substantially similar to those which you are receiving immediately prior to the Notice of Termination. Benefits otherwise receivable by you pursuant to this Subsection 4(d) shall be reduced to the extent comparable benefits are actually received by you during the Severance Period following your termination, and any such benefits actually received by you shall be reported to the Company.

                (e) In the event a Change in Control of the Company occurs after you and the Company have entered into any retirement agreement including an agreement providing for early retirement, then the present value, computed using a discount rate of 8% per annum, of the total amount of all unpaid deferred

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

payments  as  payable  to  you  in accordance  with  the  payment schedule that you elected when the deferral was agreed to and using the plan interest rate applicable to your situation, or other payments payable or to become payable to you or your estate or beneficiary under such retirement agreement (other than payments payable pursuant to a plan qualified under section 401(a) of the Code), shall be paid to you (or your estate or beneficiary if applicable) in cash within five (5) business days after the occurrence of the Change in Control of the Company. If you and the Company or its affiliates have executed a retirement agreement and if the Change in Control of the Company occurs before the effective date of your retirement, then you shall receive the Severance Payments payable under Subsection 4(c) herein in addition to the present value of your unpaid deferred retirement payments and other payments under the retirement agreement as aforesaid. All other benefits to which you or your estate or any beneficiary are entitled under such retirement agreement shall continue in effect notwithstanding the Change in Control of the Company. This Subsection 4(e) shall survive your retirement.

                (f) You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by you to the Company, or otherwise (except as specifically provided in this Section 4).

                (g) In addition to all other amounts payable to you under this Section 4, you shall be entitled to receive all benefits payable to you under any benefit plan of the Company in which you participate to the extent such benefits are not paid under this Agreement.

          5.   Successors; Binding Agreement.

           (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and for assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and

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

agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled to hereunder if you terminate your employment for Good Reason following a Change in Control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

           (b) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

           6. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          7. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Nevada. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under Section 4 shall survive the expiration of the term of this Agreement.

           8. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

           9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

           10. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Las Vegas, Nevada, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

           11. Similar Provisions in Other Agreement. The Severance Payment under this Agreement supersedes and replaces any other severance payment to which you may be entitled under any previous agreement between you and the Company or its affiliates.

           If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our binding agreement on this subject.

                              Very truly yours,

                              SHOWBOAT, INC.



                              By:______________________________






Agreed to as of this _____ day
of November, 1994



_______________________________


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